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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-81255 of Lear Corporation on Form S-4 of our report dated August 21, 1998 on the Seating Business, formerly of the Delphi Interior Systems Division of Delphi Automotive Systems Corporation, appearing in the Current Report of Lear Corporation on Form 8-K/A dated September 1, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Detroit, Michigan

September 7, 1999